Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Biodexa Pharmaceuticals Plc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, GBP 0.000001 per	(1)	Other	638,773,750,000	$0.00000509	$3,251,358.38	0.0001381	$449.01
Fees to be Paid	Equity	Ordinary Shares, GBP 0.000001 per	(2)	Other	638,773,750,000	$0.00000509	$3,251,358.38	0.0001381	$449.01

Total Offering Amounts:							$6,502,716.76		898.02
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$898.02

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Offering Note(s)

(1)	American Depositary Shares, or Depositary Shares, issuable upon the deposit of the ordinary shares, nominal value GBP 0.000001 per share, or Ordinary Shares, registered hereby have been registered under a separate Registration Statement on Form F-6 (File No. 333-207186), as amended. Each American Depositary Share represents 500,000 Ordinary Shares.

This registration statement also includes an indeterminate number of shares underlying the Depositary Shares that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Depositary Shares on the NASDAQ Capital Market on July 9, 2026, divided by 500,000 (to give effect to the 1:500,000 ratio of Depositary Shares to Ordinary Shares).
(2)	American Depositary Shares, or Depositary Shares, issuable upon the deposit of the ordinary shares, nominal value GBP 0.000001 per share, or Ordinary Shares, registered hereby have been registered under a separate Registration Statement on Form F-6 (File No. 333-207186), as amended. Each American Depositary Share represents 500,000 Ordinary Shares.

This registration statement also includes an indeterminate number of shares underlying the Depositary Shares that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Depositary Shares on the NASDAQ Capital Market on July 9, 2026, divided by 500,000 (to give effect to the 1:500,000 ratio of Depositary Shares to Ordinary Shares).